SECOND AMENDMENT TO FIRST AMENDED AND RESTATED OPERATING
AGREEMENT

OF

BROWNMILL, LLC

This Second Amendment to First Amended and Restated Operating Agreement (this “Second Amendment”) of BROWNMILL, LLC (the “Company”), effective as of this 1st day of October, 2010, by and among LIGHTSTONE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), THE DWL 2003 FAMILY TRUST, a trust organized under the laws of the State of New Jersey (the “Trust”), BROWNMILL MANAGER CORP., a New Jersey corporation (“Brownmill Corp.”), and LIGHTSTONE VALUE PLUS REIT II LP, a Delaware limited partnership (the “REIT OP”), whose addresses are set forth on Schedule A annexed hereto, amends in relevant part that certain First Amended and Restated Operating Agreement (“Original Operating Agreement”), dated as of September 27, 2005, between Holdings, Trust and Brownmill Corp., as amended by that First Amendment to Amended and Restated Operating Agreement (“First Amendment”, together with the Original Operating Agreement, the “Operating Agreement”), dated as of June 30, 2010, between Holdings, Trust, Brownmill Corp. and REIT OP (each of the foregoing, a “Member,” and all of the foregoing collectively, the “Members”), and any persons hereafter admitted as Members in accordance herewith.  All defined terms used herein but are not otherwise defined shall have the meanings ascribed to them in the Operating Agreement.

WITNESSETH:

WHEREAS, David Lichtenstein (“Lichtenstein”) is the sole member and managing member of Holdings, owning a 100% membership interests in Holdings;

WHEREAS, Lichtenstein, REIT OP and Lightstone SLP II LLC (“Lightstone SLP”) entered into that certain Third Amended and Restated Agreement, dated as of January, 30, 2009, pursuant to which Lichtenstein is required on a semi-annual basis to fund the purchase of subordinated profits interests in the REIT OP with (i) cash or (ii) contributions of interests in real property of equivalent value (“Lichtenstein Funding Requirement”);

WHEREAS, Holdings previously owned a 50.5% membership interests (“Membership Interests”) in the Company, the owner of those certain properties known as Browntown Shopping Center located in Old Bridge, New Jersey and Millburn Mall located in Union, New Jersey (the “Properties”);

WHEREAS, on June 30, 2010 and effective as of April 1, 2010, Lichtenstein, as the owner of Holdings, satisfied the Lichtenstein Funding Requirement and, in furtherance thereof, directed Holdings to contribute to the REIT OP a 51.98% of its Membership Interests (equaling to a 26.25% interest in the Company) in consideration of the REIT OP’s issuance to Lightstone SLP associate partnership units in the REIT OP having a value of $2,500,000;

WHEREAS, on the date hereof, Lichtenstein again is required to satisfy the Lichtenstein Funding Requirement and, in furtherance thereof, directed Holdings to contribute to the REIT OP a 32.98% of its membership interests (equaling to a 8.163% interest in the Company) in consideration of the REIT OP’s issuance to Lightstone SLP associate partnership units in the REIT OP having a value of $800,000; and

WHEREAS, Holdings, Trust and Brownmill Corp. now desire to amend the Operating Agreement to replace Schedule A to the Operating Agreement.

NOW THEREFORE, the Members agree to amend the Operating Agreement to read as follows:

1.           Schedule A of the Operating Agreement shall be replaced by Schedule A attached hereto.

2.           This Second Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns hereunder.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amendment the day and year first above written.

MEMBERS:

LIGHTSTONE HOLDINGS LLC

By:		\s\ David Lichtenstein
Name: David Lichtenstein
Title: Manager

THE DWL 2003 FAMILY TRUST

By:		\s\ Shifra Lichtenstein
Name: Shifra Lichtenstein
Title: Trustee

BROWNMILL MANAGER CORP.

By:		\s\ David Lichtenstein
Name: David Lichtenstein
Title: President

LIGHTSTONE VALUE PLUS REIT II LP

By:		LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its General Partner

	By:	\s\ Donna Brandin
Name: Donna Brandin
Title: Chief Financial Officer

SCHEDULE A

Name and Address	Membership Interests

Lightstone Holdings LLC	16.087%
c/o The Lightstone Group, LLC
1985 Cedar Bridge Avenue
Suite 1
Lakewood, NJ 08701

The DWL 2003 Family Trust	49%
c/o The Lightstone Group, LLC
1985 Cedar Bridge Avenue
Suite 1
Lakewood, NJ 08701

Brownmill Manager Corp.	0.5%
c/o The Lightstone Group, LLC
1985 Cedar Bridge Avenue
Suite 1
Lakewood, NJ 08701

Lightstone Value Plus REIT II LP	34.413%
c/o The Lightstone Group, LLC
1985 Cedar Bridge Avenue
Suite 1
Lakewood, NJ 08701